As filed with the Securities and Exchange Commission on January 3, 2023

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVENT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	98-1560055 (I.R.S. Employer Identification No.)

1765 Greensboro Station Place, 7th Floor

Tysons, Virginia 22102

(703) 226-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeannette Koonce

General Counsel and Corporate Secretary

1765 Greensboro Station Place, 7th Floor

Tysons, Virginia 22102

(703) 226-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Kevin M. Frank

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

United States

+1 312 862 2000 - Phone

+1 312 862 2200 - Facsimile

Approximate date of commencement of proposed ale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2023

PRELIMINARY PROSPECTUS

CVENT HOLDING CORP.

Up to 51,279 Shares of Common Stock

This prospectus relates to the issuance by us of up to 51,279 shares of our common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of former employee options (“Options”) that are not eligible to be registered on Form S-8. We will receive the proceeds from any exercise of any Options for cash.

On December 8, 2021, we consummated the business combination (the “Reverse Recapitalization Transaction”) contemplated by that certain Business Combination Agreement, dated as of July 23, 2021 (the “Business Combination Agreement”), by and among Cvent Holding Corp. (f/k/a Dragoneer Growth Opportunities Corp. II) (“we,” “us,” “Cvent” or the “Company”), Redwood Opportunity Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Redwood Merger Sub LLC, a Delaware limited liability company (“Merger Sub II”) and Papay Topco, Inc., a Delaware corporation (“Legacy Cvent”), pursuant to which, among other things, promptly following the de-registration of the Company as an exempted company in the Cayman Islands and the continuation and domestication of the Company as a corporation in the State of Delaware with the name “Cvent Holding Corp.” (the “Domestication”), Merger Sub I merged with and into Legacy Cvent (the “First Merger”), with Legacy Cvent as the surviving company in the First Merger and, after giving effect to such First Merger, Legacy Cvent became a wholly-owned subsidiary of the Company, and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Cvent as the surviving company of the First Merger merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II as the surviving company in the Second Merger and, after giving effect to such Second Merger, Merger Sub II became a wholly-owned subsidiary of the Company. In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the time at which the First Merger became effective (the “First Effective Time”), each share and equity award of Legacy Cvent outstanding as of immediately prior to the First Effective Time was exchanged for shares of Common Stock or comparable equity awards that are settled or are exercisable for shares of Common Stock, as applicable, based on an implied Legacy Cvent equity value of $4,467,973,959.

We will bear all costs, expenses and fees incident to the registration of the Common Stock to be offered and sold pursuant to this prospectus.

Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “CVT.” On December 30, 2022, the closing sale price of our Common Stock was $5.40.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may issue the securities offered by this prospectus from time to time. This prospectus relates to the issuance by us of the shares of Common Stock issuable upon the exercise of Options. We will not receive any proceeds from the sale of shares of Common Stock underlying the Options pursuant to this prospectus, however we will receive any cash amounts payable upon the exercise of such Options.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any permitted free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any other date than their respective date. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, and the information incorporated by reference herein carefully, including the information set forth under the section titled “Risk Factors” and our financial statements, which are incorporated by reference herein.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Cvent,” “we,” “us,” “our” and similar terms refer to Cvent Holding Corp. (f/k/a Dragoneer Growth Opportunities Corp. II) and its consolidated subsidiaries. References to “Dragoneer” refer to Dragoneer Growth Opportunities Corp. II prior to the Reverse Recapitalization Transaction.

Our Business

Cvent is a leading cloud-based platform of enterprise event marketing and management and hospitality solutions. Cvent powers the marketing and management of meetings and events through its Event Cloud and Hospitality Cloud solutions. Cvent’s Event Cloud consists of tools to enable event organizers to manage the entire event lifecycle and deliver engaging experiences across every type of event and all event delivery models: in-person, virtual and hybrid. Event Cloud serves as the system of record for event and engagement data collected across an organization’s total event program, which comprises every internal and external event an organization hosts or attends (“Total Event Program”). Cvent’s Hospitality Cloud offers a marketplace that connects event organizers looking for the appropriate event space for their in-person and hybrid events with hoteliers and venue operators through a vertical search engine built on our proprietary database of detailed event space information. In addition, Cvent’s Hospitality Cloud provides marketing and software solutions that hotels and venues leverage to digitally showcase their event space to attract valuable leads and grow their businesses. This combination of the Event Cloud and Hospitality Cloud results in a cohesive platform that Cvent believes attracts more event organizers and hotels and venues.

Background

On December 8, 2021, we consummated the business combination (the “Reverse Recapitalization Transaction”) contemplated by that certain Business Combination Agreement, dated as of July 23, 2021 (the “Business Combination Agreement”), by and among Cvent Holding Corp. (f/k/a Dragoneer Growth Opportunities Corp. II) (“we,” “us,” “Cvent” or the “Company”), Redwood Opportunity Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Redwood Merger Sub LLC, a Delaware limited liability company (“Merger Sub II”) and Papay Topco, Inc., a Delaware corporation (“Legacy Cvent”), pursuant to which, among other things, promptly following the de-registration of the Company as an exempted company in the Cayman Islands and the continuation and domestication of the Company as a corporation in the State of Delaware with the name “Cvent Holding Corp.” (the “Domestication”), we became a Nasdaq-listed company.

Corporate Information

Our Common Stock is listed on Nasdaq under the symbol “CVT.”

Cvent is a Delaware corporation. Cvent’s principal executive offices are located at 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102. Cvent’s telephone number is (703) 226-3500 and its corporate website address is www.cvent.com. Cvent’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Offering

Issuer	Cvent Holding Corp.

Shares of Common Stock to be issued upon exercise of Options	Up to 51,279 shares.

Shares of Common Stock Outstanding	487,921,300 shares (as of December 27, 2022).

Use of Proceeds	With respect to the shares of Common Stock underlying Options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Options to the extent such Options are exercised for cash. We intend to use any such proceeds for general corporate purposes.

Market for Common Stock	Our Common Stock is currently traded on the Nasdaq Global Market under the symbol “CVT.”

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus and any risk factors described in the documents we incorporate by reference for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “likely,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•

the effects of geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, the impact of the COVID-19 pandemic, and challenges in the supply chain on our operations, customer demand and our suppliers’ ability to meet our needs;

•	Cvent’s ability to attract and retain new customers;

•	Cvent’s ability to maintain and expand relationships with hotels and venues;

•	the impact of a data breach or other security incident involving Cvent or its customers’ confidential or personal information stored in our or our third-party service providers’ systems;

•	risks associated with indemnity provisions in some of Cvent’s agreements;

•	the competitiveness of the market in which Cvent operates;

•	the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies;

•	Cvent’s ability to sell additional solutions to its customers;

•	Cvent’s ability to maintain access to third-party licenses;

•	Cvent’s ability to comply with its obligations under license or technology agreements with third parties;

•	Cvent’s ability to manage its growth effectively;

•	Cvent’s ability to expand its sales force;

•	risks and uncertainties associated with potential and completed acquisitions and divestitures;

•	Cvent’s ability to operate offices located outside of the United States, including India;

•	the impact of declines or disruptions in the demand for events and meetings;

•	the impact of any significant reduction in spending by advertisers on Cvent’s platforms;

•	risks associated with Cvent’s reliance on third-party mobile application platforms such as the Apple App Store and the Google Play Store to distribute its mobile applications;

•	Cvent’s history of losses and ability to achieve profitability in the future;

•	Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations;

•	the impact of Cvent’s lengthy and unpredictable sales cycle;

•	Cvent’s ability to retain, hire and integrate skilled personnel, including its senior management team;

•	Cvent’s ability to fund its research and development efforts

•	the fluctuations due to seasonality of Cvent’s sales, billings, cash flow, operating expenses and operating results;

•	Cvent’s ability to offer high-quality customer support;

•	the impact of contractual disputes with Cvent’s customers;

•	Cvent’s ability to maintain, enhance and protect its brand;

•	the impact of delays in product and service development, including delays beyond Cvent’s control;

•	Cvent’s ability to maintain and develop the compatibility of its solutions with third-party applications;

•	risks related to incorrect or improper use of Cvent’s solutions or its failure to properly train customers on how to utilize its solutions;

•	the impact of Cvent’s reliance on data provided by third parties;

•	risks associated with privacy concerns and end users’ acceptance of Internet behavior tracking;

•	Cvent’s ability to maintain its corporate culture as it grows;

•	Cvent’s ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	Cvent’s ability to comply with the rules and regulations adopted by the payment card networks;

•	Cvent’s ability to obtain, maintain, protect and enforce its intellectual property and proprietary rights;

•	risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights;

•	risks associated with Cvent’s use of open source software in certain of its solutions;

•	risks associated with changes in tax laws;

•	the impact of third-party or government claims, including regulatory claims or claims regarding the content and advertising distributed by Cvent’s customers through its service;

•	risks associated with changes in financial accounting standards;

•	risks associated with fluctuations in currency exchange rates;

•	risks associated with the potential volatility of the price of Cvent’s common stock;

•	Cvent’s ability to raise additional capital or generate cash flows necessary to expand its operations, consummate acquisitions and invest in new technologies in the future;

•	Cvent’s ability to develop and maintain proper and effective internal control over financial reporting;

•	changes in applicable laws or regulations;

•	the ability of Cvent to expand or maintain its existing customer base;

•	other factors disclosed or incorporated by reference in the section entitled “Risk Factors” in this prospectus; and

•	other factors beyond our control.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We will receive the proceeds from the exercise of the Options, but not from the sale of the underlying Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Options for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Options. There is no assurance that the holder of the Options will elect to exercise any or all of such Options. To the extent that the Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Options will decrease.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of Cvent securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law.

Authorized Capitalization

General

Cvent’s authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share (“Preferred Stock”). As of December 27 2022, Cvent had 487,921,300 shares of Cvent Common Stock outstanding (not including shares of Cvent Common Stock underlying options issued to current optionholders of Legacy Cvent), and no shares of preferred stock outstanding. The following description of capital stock is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, Bylaws and to the applicable provisions of the DGCL.

Cvent Common Stock

Dividend Rights

Subject to preferences that may apply to shares of Cvent Preferred Stock outstanding at the time, holders of outstanding shares of Cvent Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.

Voting Rights

Each outstanding share of Cvent Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of Cvent Common Stock shall have no cumulative voting rights.

Preemptive Rights

Cvent Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of Cvent’s securities.

Conversion or Redemption Rights

Cvent Common Stock is neither convertible nor redeemable.

Liquidation Rights

Upon Cvent’s liquidation, the holders of Cvent Common Stock are entitled to receive pro rata Cvent’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Cvent Preferred Stock then outstanding.

Preferred Stock

The Board may, without further action by its shareholders, from time to time, direct the issuance of shares of Cvent Preferred Stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Cvent Common Stock. Satisfaction of any dividend preferences of outstanding shares of Cvent Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Cvent Common Stock. Holders of shares of Cvent Preferred Stock may be entitled to receive a preference payment in the event of liquidation before any payment is made to the holders of shares of Cvent Common Stock. Under certain circumstances, the issuance of shares of Cvent Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Cvent’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board, without shareholder approval, may issue shares of Cvent Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of Cvent Common Stock and the market value of Cvent’s Common Stock.

ANTI-TAKEOVER EFFECTS OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS

The Certificate of Incorporation, Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce vulnerability to a hostile change of control and enhance the ability of the Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Cvent by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Cvent Common Stock held by shareholders.

These provisions include:

Classified Board

The Certificate of Incorporation provides that the Board will be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the Board will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board. The Certificate of Incorporation also provides that, subject to any rights of holders of Cvent Preferred Stock to elect additional directors under specified circumstances and subject to the Investor Rights Agreement, the number of directors will be fixed exclusively pursuant to a resolution adopted by its board of directors. Currently, the Board has nine members.

Shareholder Action by Written Consent

The Certificate of Incorporation precludes shareholder action by written consent.

Special Meetings of Shareholders

The Certificate of Incorporation and Bylaws provide that, except as required by law, special meetings of the Cvent shareholders may be called at any time only by or at the direction of the Board or the chairman of the Board. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of Cvent.

Advance Notice Procedures

The Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our board of directors. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Cvent Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Cvent.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, subject to the Investor Rights Agreement, directors may only be removed for cause, and only by the affirmative vote of holders of at least a majority in voting power of all the then-outstanding shares of stock of Cvent entitled to vote thereon, voting together as a single class. In addition, the Certificate of Incorporation provides that, subject to the rights granted to one or more series of Cvent Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.

The combination of the classification of the Board and the lack of cumulative voting will make it more difficult for our existing shareholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

Authorized but Unissued Shares

The authorized but unissued shares of Cvent Common Stock and Cvent Preferred Stock are available for future issuance without shareholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Cvent Common Stock or Cvent Preferred Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Cvent by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Cvent’s management and possibly deprive Cvent’s shareholders of opportunities to sell their shares of Cvent Common Stock at prices higher than prevailing market prices.

Business Combinations

The Certificate of Incorporation and Bylaws provide that Cvent is not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that the person becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions: (1) before the shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the shareholder became an interested shareholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares.

Cvent has opted out of Section 203 in the Certificate of Incorporation.

DISSENTERS’ RIGHTS OF APPRAISAL AND PAYMENT

Under the DGCL, with certain exceptions, Cvent’s shareholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

SHAREHOLDERS’ DERIVATIVE ACTIONS

Under the DGCL, any of Cvent’s shareholders may bring an action in Cvent’s name to procure a judgment in Cvent’s favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of Cvent’s shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment.

The Certificate of Incorporation and Bylaws provide that, subject to the terms of the Investor Rights Agreement, each may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

EXCLUSIVE FORUM

The Certificate of Incorporation provides that, unless it consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for any state court action for (1) any derivative action or proceeding brought on Cvent’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Cvent’s directors, officers or other employees to Cvent or Cvent’s shareholders, (3) any action asserting a claim against Cvent or any director or officer of Cvent arising pursuant to any provision of the DGCL, Cvent’s certificate of incorporation or Cvent’s bylaws or (4) any other action asserting a claim against Cvent or any director or officer of Cvent that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless Cvent consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of Cvent’s capital stock will be deemed to have notice of and to have consented to the provisions of Cvent’s certificate of incorporation described above; provided, however, that stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder. These provisions may have the effect of discouraging lawsuits against Cvent or its directors and officers. Additionally, the forum selection clause in Cvent’s certificate of incorporation may limit its stockholders’ ability to bring a claim in a forum that they find favorable for disputes with it or its directors, officers, employees, or agents, which may discourage such lawsuits against it and its directors, officers, employees, and agents even though an action, if successful, might benefit stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to Cvent than its stockholders.

Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and Cvent’s bylaws provide that the federal district courts of the United States of America will, unless consented to in writing and to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

CONFLICTS OF INTEREST

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Cvent’s Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that Cvent has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of its officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are Cvent or its subsidiaries’ employees. Cvent’s certificate of incorporation provides that, to the fullest extent permitted by law, no director who is not employed by Cvent (including any non-employee director who serves as one of Cvent’s officers in both his director and officer capacities) or his or her affiliates has any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which Cvent or its affiliates now engage or propose to engage or (2) otherwise competing with Cvent or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for Cvent or its affiliates, such person has no duty to communicate or offer such transaction or business opportunity to Cvent or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce its interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of Cvent. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Cvent unless it would be permitted to undertake the opportunity under Cvent’s Certificate of Incorporation, it has sufficient financial resources to undertake the opportunity, and the opportunity would be in line with its business.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Cvent’s Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of Cvent and its shareholders, through shareholders’ derivative suits on its behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that Cvent must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Cvent also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Cvent’s directors, officers and certain employees for some liabilities.

The limitation of liability, indemnification and advancement provisions that are included in the Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cvent or its shareholders. In addition, your investment may be adversely affected to the extent Cvent pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Cvent’s directors, officers or employees for which indemnification is sought.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Cvent Common Stock is Continental. The transfer agent’s address is 1 State Street 30th Floor, New York, New York 10004 and its phone number is 212-845-3287.

RULE 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Cvent Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Cvent at the time of, or at any time during the three months preceding, a sale and (ii) Cvent is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Cvent was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Cvent Common Stock shares for at least six months but who are affiliates of Cvent at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Cvent Common Stock then outstanding; or

•	the average weekly reported trading volume of the Cvent Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Cvent under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Cvent.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Shareholders will be able to sell their Class B ordinary shares and private placement shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Following the consummation of the Reverse Recapitalization Transaction, Cvent is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

LISTING

Cvent’s Common Stock is listed on Nasdaq under the symbol “CVT.”

PLAN OF DISTRIBUTION

The Common Stock offered and sold pursuant to this prospectus will be issued directly to the holder of Options upon payment of the exercise price therefore to us. We will pay all fees and expenses incident to the registration of the Common Stock to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is https://www.cvent.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022;

•

our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, June  30, 2022 and September 30, 2022, filed with the SEC on filed with the SEC on May 9, 2022, August 4, 2022 and November 3, 2022, respectively;

•	our Current Reports on Form 8-K filed on February 18, 2022, April 7, 2022, May 23, 2022, May 31, 2022, July 14, 2022 and September 16, 2022; and

•

a description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the Common Stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cvent Holding Corp.

Attn: Investor Relations

1765 Greensboro Station Place, 7th Floor

Tysons, Virginia 22102

Telephone: (703) 226-3500

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts are estimates, except for the SEC registration fee.

Amount to be paid
SEC registration fee	$28.47
Printing fees and expenses	5,000
Accounting fees and expenses	20,000
Legal fees and expenses	20,000
Miscellaneous expenses	971.53

Total	46,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16.	Exhibits

Exhibit No	Description

2.1	Business Combination Agreement, dated as of July 23, 2021, by and among Dragoneer Growth Opportunities Corp. II, Redwood Opportunity Merger Sub, Inc., Redwood Merger Sub LLC and Papay Topco, Inc. (incorporated by reference to Annex A of the Proxy Statement/Prospectus/Consent Solicitation)

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 14, 2021).

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on December 14, 2021).

5.1	Opinion of Kirkland & Ellis LLP.

Exhibit No	Description

10.1†	Amended and Restated Registration Rights Agreement, by and among Cvent Holding Corp. and the investors named therein (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on December 14, 2021).

10.2†	Investor Rights Agreement, dated as of December 8, 2021, by and among Cvent Holding Corp. and the stockholders named therein (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on December 14, 2021).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

107	Filing Fee Table.

*	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
†	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, State of Virginia, on January 3, 2023.

CVENT HOLDING CORP.

By:	/s/ William J. Newman, III
Name:	William J. Newman, III
Title:	SVP and Chief Financial Officer

***

Power of Attorney

The undersigned directors and officers of Cvent Holding Corp. hereby appoint each of Rajeev K. Aggarwal, Jeannette Koonce and William J. Newman, III, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2023.

Signature	Title
/s/ Rajeev K. Aggarwal	Chief Executive Officer and Director
Rajeev K. Aggarwal	(Principal Executive Officer)

/s/ William J. Newman, III	Chief Financial Officer
William J. Newman, III	(Principal Financial and Accounting Officer)

/s/ David Breach	Director
David Breach

/s/ Jim Frankola	Director
Jim Frankola

/s/ Betty Hung	Director
Betty Hung

/s/ Marcela Martin	Director
Marcela Martin

/s/ Sam Payton	Director
Sam Payton

/s/ Maneet Saroya	Director
Maneet Saroya

/s/ Nicolas Stahl	Director
Nicolas Stahl